SUBSIDIARIES OF THE REGISTRANT

   Name of Subsidiary                                State in which Incorporated
   ------------------                                ---------------------------

Adeps, Inc.                                                  Connecticut

First Hartford Realty Corporation                            Delaware

Parker Street Corp.                                          Connecticut

Lead Tech, Inc.                                              Connecticut

Parkade Center, Inc.                                         Texas

Parkade Corp.                                                North Carolina

Hawthorn Management Services, Inc.                           Connecticut

Plainfield Parkade, Inc.                                     Connecticut

Merchants Landing Condominium Corporation                    Rhode Island

Putnam Parkade, Inc.                                         Connecticut

Waterford Parkade, Inc.                                      Connecticut

New First Hartford Realty Corp.                              Delaware

DE 149 Corp.                                                 Delaware

EH&N Construction Company                                    Delaware

New Hawthorn Management Services, Inc.                       Delaware


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